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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form SB-2 of our report dated May 16, 1997 except for note 15 dated June 16, 1997, and notes 9 and 16 dated July 30, 1997 relating to the financial statements of SpectruMedix Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                          /s/ LAZAR, LEVINE & COMPANY LLP
                                          --------------------------------------
                                          LAZAR, LEVINE & COMPANY LLP

New York, New York

July 30, 1997